2020 Shareholders’ Meeting June 15, 2020 Exhibit 99.1

Caution About Forward-Looking Statements This shareholder meeting presentation contains statements concerning Bay Banks of Virginia, Inc.’s expectations, plans, objectives, future financial performance, and other statements that are not historical facts. These statements may constitute "forward-looking statements" as defined by federal securities laws. These statements may address issues that involve estimates and assumptions made by management, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements. Factors that could have a material adverse effect on the operations and future prospects of Bay Banks of Virginia, Inc. include, but are not limited to: the effect of the COVID-19 pandemic, including its potential adverse effect on economic conditions, and the Company’s employees, customers, loan losses, and financial performance; changes in interest rates and general economic conditions; the legislative/regulatory climate; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and Federal Reserve Board; the quality or composition of the loan or investment portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company's market area; acquisitions and dispositions; implementation of new technologies and the ability to develop and maintain secure and reliable electronic systems; tax and accounting rules, principles, policies and guidelines; and other risks and uncertainties described from time to time in Bay Banks of Virginia Inc.’s reports filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of the date they are made. Except to the extent required by applicable law or regulation, Bay Banks of Virginia, Inc. undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Our Company Ranked #15 out of 64 Virginia banks based on asset size (excl. the 2 large national banks and 1 federal savings bank) The 3rd largest community bank headquartered in one of Virginia’s most attractive markets – the Richmond MSA 17 banking offices and 1 loan production office located throughout the Richmond metro area, and the Northern Neck and Hampton Roads regions of Virginia Investments in the Richmond and Virginia Beach markets have created a more diversified franchise and are yielding strong results Source: SNL Financial, Internal company documents

Q1 2020 COVID-19 Pandemic Response Bay Banks of Virginia, Inc. (the “Company”) and Virginia Commonwealth Bank (the “Bank”) have been operating under a pre-determined pandemic plan since the beginning of March Proactively addressed the needs of borrowers and has modified (short-term payment deferrals) over 380 loans, with balances of approximately $160 million, from mid-March through the end of May 2020 Participating in the Paycheck Protection Program (“PPP”) under the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act: Closed over 640 PPP loans totaling nearly $55 million Earned approximately $2.2 million in processing fees As of the end of May 2020, 100% of the Bank’s customers that applied for a PPP Loan had been approved for one Loans to borrowers in industries highly affected by the virus were approximately $88.5 million, or 9% of gross loans, as of March 31, 2020: Hotels / Motels – $52.8 million (60%) Restaurants and related services – $18.6 million (21%) Retail and retail services – $8.3 million (9%) Churches, assisted-living and other – $8.7 million (10%)

Q1 2020 COVID-19 Pandemic Response Cont’d Beginning on March 20, 2020, the Bank's retail branch lobbies were accessible by appointment; all drive-through access points were open, as well as access to banking services using readily-available technology On April 13, 2020, the Company temporarily closed four retail branches and reduced hours of certain other branches after Virginia’s governor issued ‘stay-at-home’ order Most non-branch employees are effectively working remotely Changes in branch staffing along with certain other positions result in noninterest expense savings of approximately $225 thousand, which will be realized over the second and third quarters of 2020 Recorded approximately $1.5 million of provision for loan losses in Q1 2020 attributable to estimated reserve needs due to the negative economic impact The Federal Reserve reduced the federal funds rate 150 basis points in response, which has a negative impact on the Company’s Net Interest Margin

Financial Review

Balance Sheet Trends

Balance Sheet Trends

Balance Sheet Trends

Net Income Trend 2017 net income included $2.0 million (pre-tax) of merger-related expense. 2018 net income included $363 thousand (pre-tax) of merger-related expense and $483 thousand (pre-tax) of expenses incurred in connection with an early retirement program offered to qualifying employees. Q1 2020 net loss included $2.8 million (pre-tax) of provision expense, of which $1.5 million was attributable to estimated reserve needs due to the negative impact of COVID-19.

Income Trend Pre-tax, Pre-provision income is a non-GAAP (generally accepted accounting principles) financial measure. Management believes that this non-GAAP measure is meaningful because management uses it to assess the financial performance of the Company. Calculations of this non-GAAP financial measure may not be comparable to the calculation of similarly titled measures reported by other companies. See discussion of non-GAAP financial measures at the end of this presentation.

Select Performance Metrics Trends ROAA – Return on Average Assets is calculated as net income for the period divided by average assets for the period. Quarterly ROAA is annualized.

Select Performance Metrics Trends ROAE – Return on Average Equity is calculated as net income for the period divided by average shareholders’ equity for the period. Quarterly ROAE is annualized.

Select Performance Metrics Trends Efficiency ratio is noninterest expense divided by the sum of net interest income and noninterest income.

Loan Portfolio Mix Real estate lending accounts for 75% of the loan portfolio as of March 31, 2020 Residential First Mortgage is the largest category; however, a decline is anticipated through continued secondary market sales and growth in Commercial loan categories

Deposit Portfolio Mix Time deposits comprise the largest segment of the deposit portfolio at 44.9% as of March 31, 2020 Focus on noninterest-bearing deposit growth will gradually shift mix from time deposits

Deposit Market Share Chart at left shows pro forma deposit ranking upon the Company’s merger on April 1, 2017 Approximately 56% of the Company’s deposits are in the Richmond MSA (chart above) * The remaining $305 million of Deposits, as of June 30, 2016, for the Bank were located in the Northern Neck region of Virginia Note: Deposit data as of June 30, 2016 and 2019; amounts in thousand dollars Source: FDIC Deposit market Share Report

Deposit Market Share Cont’d Note: Deposit data as of June 30, 2019; dollars in thousands The Company’s Virginia Beach branch and Loan Production Office were opened in August of 2018. As of June 30, 2019, the Bank was ranked 16th in deposit market share in the Virginia Beach-Norfolk-Newport News MSA.

Deposit Franchise by Region Deposit Franchise comes from FDIC deposit report as of 6/30/2019

BAYK Trading Activity Stock Price Change (%) Daily – One Year Data Source: S&P Global as of June 12, 2020

Financial Trends 2016*Profitability measures (Net Income, ROAA, ROAE and Earnings Per Share, diluted) exclude merger-related costs of $575 thousand (net of tax) and are non-GAAP measures. See discussion of non-GAAP measures at end of presentation. 2017*Profitability measures (Net Income, ROAA, ROAE and Earnings Per Share, diluted) exclude merger-related costs of $1.976 million (net of tax) and are non-GAAP measures. See discussion of non-GAAP measures at end of presentation. 2018*Profitability measures (Net Income, ROAA, ROAE and Earnings Per Share, diluted) exclude merger-related costs of $363 thousand (net of tax) and early retirement program expenses of $483 thousand (net of tax) and are non-GAAP measures. See discussion of non-GAAP measures at end of presentation. (1) Calculated as gross loans, net of allowance for loan losses, divided by deposits. (2) Net Interest Margin is calculated as net interest income (annualized as appropriate and on a taxable-equivalent basis) divided by average interest-earning assets. (3) Tangible Book Value Per Share is calculated as total shareholders’ equity, less intangible assets, net of the deferred tax liability on core deposit intangible, divided by shares outstanding at end of period. (4) Non-GAAP financial measure. See GAAP to Non-GAAP financial measure reconciliation at the end of the presentation Source: S&P Global Market Intelligence, Public Company documents

Accomplishments

2019 Accomplishments Shifted strategy to reduce overall residential mortgage portfolio through amortization and increased focus on secondary market sales Executed noninterest expense initiatives Workforce reduction Branch closure Hired Chief Revenue Officer responsible for net interest income growth, including household penetration Added business banker and private banker to drive deposit growth in these segments Set incentives with heavier weighting on noninterest-bearing deposit generation Began decreasing deposit costs on both non-maturity and time deposits Moved to common board members for bank and holding company Issued $25 million of investment-grade subordinated notes Initiated share repurchase program

Q1 2020 Accomplishments Completed one branch consolidation in February Q1 loan growth was an annualized rate of nearly 20% (excludes PPP loans) Built-out Private Banking suite of products Rolled-out online account opening

2020 Focus Health and safety of employees and customers and their families Assist customers as they are impacted by COVID-19 by supporting their businesses and personal financial goals Preserve capital as potential credit issues arise Grow loans selectively, while preserving yields Grow deposits through effective sales, marketing, and analytical capabilities Continue lowering deposit costs Continue selling residential mortgages to secondary market Drive wealth management business to profitability Cross-market the Company’s many capabilities to strong customer base

As we close, your bank is safe and sound, well capitalized and well positioned for the future.

Questions Contact Information Randy Greene Vice Chairman, President & Chief Executive Officer 804-435-4102 Randal.Greene@vcb.bank Judy Gavant Executive Vice President & Chief Financial Officer 804-518-2606 Judy.Gavant@vcb.bank

Notes: Set forth above are calculations of each of the non-GAAP financial measures included in the presentation. Management believes that these non-GAAP measures are meaningful because management uses them to assess the financial performance of the Company. Calculations of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies. (1) Tax rate of 34% in periods through 2017 and 21% in 2018, 2019 and 2020 Non-GAAP Reconciliation

Non-GAAP Reconciliation Notes: Set forth above are calculations of each of the non-GAAP financial measures included in the presentation. Management believes that these non-GAAP measures are meaningful because management uses them to assess the financial performance of the Company. Calculations of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies. (1) Tax rate of 34% in periods through 2017 and 21% in 2018, 2019 and 2020

Thank you